Exhibit 10.7

Boingo Wireless, Inc.

2010 Management Incentive Plan

($ Mil)

I.  Financial Objectives

Weighting

Revenue	60%
Adjusted EBITDA	15%
Free cash flow	20%
Net Income	5%

Targets ($ mil)

	Plan	Cap	Floor
Revenue	$79.3	120.0%	90.0%
Adjusted EBITDA	$19.3	120.0%	70.0%
Free cash flow	$9.7	120.0%	70.0%
Net Income	$8.1	120.0%	70.0%

Payout % of Salary at Targets

Plan	100%
Cap	170%
Floor	30%

Payouts % of Salary by Position

CEO	60.0%
CFO	50.0%
CTO & SVP BD & SVP Fin.	35.0%

II. Strategic Initiative Overlay

CEO, CFO, CTO, SVP BD & SVP Fin.	20% of Salary

Criteria: To obtain full payout, 2 of 3 must be achieved

Strategic Initiatives

1. Device distribution expansion: Major wholesale or retail distribution expansion agreement is signed
2. Expansion of managed and operated footprint: Incremental enplanements of at least 30M or significant foot traffic in a new business area such as fast food, mall, arena, etc.
3. Establish service provider model: Sign an agreement whereby Boingo generates positive economics as the Wi-Fi service provider for a carrier or as the service provider in a free location

All payments under the 2010 Management Incentive Plan are at the discretion of the Board of Directors